SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2004

Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho	83816

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     On February 11, 2004, Couer d’Alene Mines Corporation, an Idaho corporation (the “Company”) announced the redemption of the remaining outstanding $9.6 million principal amount of the Company’s 7-1/4% Convertible Subordinated Debentures due October 15, 2005. The information contained in the Company’s press release dated February 11, 2004, in connection with the announcement is included as Exhibit 99.1 to this Form 8-K and incorporated into this Item 5 by reference.

ITEM 7. EXHIBITS.

     (c) Exhibits:

     The following exhibits are filed with this report on Form 8-K:

Exhibit
No.	Description

99.1	Press Released issued February 11, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: February 11, 2004	By:	/s/ James A. Sabala

Name: James A. Sabala
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Released issued February 11, 2004.